Exhibit 5.1

Advocaten

Notarissen

Belastingadviseurs

FORM OF OPINION OF DE BRAUW

BLACKSTONE    WESTBROEK N.V.

D.E MASTER BLENDERS 1753 B.V.
Vleutensevaart 100	Claude Debussylaan 80
3532 AD UTRECHT	P.O. Box 75084
The Netherlands	1070 AB Amsterdam

T +31 20 577 1771
F +31 20 577 1775

Date [ ]	Jan Willem Hoevers
Advocaat
M13129531/6/20497563/WGJ

Dear Madam / Sir,

SEC registration of [a maximum of [•]] ordinary shares of D.E MASTER

BLENDERS 1753 N.V.

1 Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration. This letter shall be deemed to be addressed to D.E MASTER BLENDERS 1753 N.V. following the Conversion.

Certain terms used in this opinion are defined in Annex A (Definitions).

2 Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3 Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings included in, the following documents:

3.1	A copy of the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce;

(b)	the Trade Register Extract; and

(c)	the Shareholders Register.

3.3	A copy of:

(a)	each Corporate Resolution; and

(b)	the Board Certificate.

3.4	The form of:

(a)	the Merger Agreement.

(b)	the Description;

(c)	the Auditor’s Certificate;

(d)	the Deed of Issue; and

(e)	the Deed of Conversion.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for purpose of this opinion. My examination has been limited to the text of the documents.

4 Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

4.2	The Registration Statement has been or will have been filed with the SEC, in the form referred to in this opinion.

4.3	The contribution to be made on the Shares pursuant to the Merger Agreement will have been made thereon as provided in the Merger Agreement.

4.4	The Merger Agreement, the Description, the Auditor’s Certificate, the Deed of Issue, and the Deed of Conversion will have been drawn up, issued, executed, and entered into, as applicable, in each case in the form referred to in this opinion.

4.5	The merger, as contemplated in the Merger Agreement, will have been completed and SaraLee DE/US, Inc. will have become a wholly owned subsidiary of the Issuer.

5 Opinion

Based on the documents and my investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	When issued pursuant to a validly signed Deed of Issue each Share will have been validly issued and will be fully paid and nonassessable.[1]

6 Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

[1]

“Nonassessable” has no equivalent legal term under Dutch law and for the purpose of this opinion, “nonassessable” referred to in paragraph 5.1, means that no person has a right to require the holder of any Share to pay it any amount in addition to the amount required for the share to be fully paid (for the avoidance of doubt, without prejudice to claims based on tort (onrechtmatige daad)).

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

Annex A – Definitions

In this opinion:

“Auditor’s Certificate” means the draft auditor’s certificate (accountantsverklaring), as referred to in Section 2:94b(2) DCC, in relation to the contribution in kind, to be issued by PricewaterhouseCoopers Accountants N.V.

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex B.

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Issuer has its principal place of business.

“Conversion” means the conversion of D.E MASTER BLENDERS 1753 B.V. from a private company with limited liability into D.E MASTER BLENDERS 1753 N.V., a public company with limited liability, pursuant to the Deed of Conversion.

“Corporate Resolution” means each of:

(a)	a written resolution of the Issuer’s general meeting of shareholders dated 2012; and

(b)	a written resolution of the Issuer’s board of directors (bestuur) dated 2012.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“DCC” means the Dutch Civil Code (burgerlijk wetboek).

“Deed of Conversion” means the draft deed of conversion of the Issuer providing for the conversion into a public company with limited liability.

“Deed of Issue” means the draft deed of issue between the Issuer and the subscriber named therein providing for the issue of the Shares.

“Description” means the draft description (beschrijving), as referred to in Section 2:94b(1) DCC, of the contribution in kind on the Shares and drawn up by the Issuer’s board of directors.

“Issuer” means, with respect to events occurring prior to the Conversion, D.E MASTER BLENDERS 1753 B.V., a private company with limited liability with corporate seat in Joure (Skasterlân), the Netherlands, and with respect to events following the Conversion, D.E MASTER BLENDERS 1753 N.V. a public company with limited liability with corporate seat in Joure (Skasterlân), the Netherlands.

“Merger Agreement” means the draft agreement and plan of merger, filed as part of Exhibit 2.1 to the Registration Statement.

“Registration” means the registration of the Shares with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-1 (Registration No. 333-179839) in relation to the Registration to be filed with the SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders Register” means the Issuer’s shareholders’ register.

“Shares” means a maximum of [            ] registered ordinary shares, nominal value of €0.12 each, in the Issuer’s capital, to be issued by the Issuer pursuant to the Corporate Resolutions.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated [the date hereof].

Annex B – Board Certificate

BOARD CERTIFICATE OF THE BOARD OF

D.E MASTER BLENDERS 1753 B.V.

THE UNDERSIGNED:

(1)	Michiel Herkemij, and

(2)	Jan Bennink.

acting in their capacity as members of the board of directors (the “Board”) of D.E MASTER BLENDERS 1753 B.V., a private company with limited liability with corporate seat in Joure (Skasterlân), the Netherlands and having its address at Vleutensevaart 100, 3532 AD, Utrecht the Netherlands and together forming the entire Board of the Issuer,

WHEREAS:

(a)	The Issuer intends to issue up to [•] ordinary shares in the share capital of the Issuer to be distributed as described in the Registration Statement.

(b)	The Shares will be registered with the SEC and the Issuer has applied for admission to listing and trading on NYSE Euronext in Amsterdam.

(c)	This is the Board Certificate referred to in the opinion from De Brauw “SEC registration of [a maximum of [•]] ordinary shares of D.E MASTER BLENDERS 1753 N.V.” and dated the date hereof (the “Opinion”).

(d)	Terms defined in the Opinion have the same meaning in this Board Certificate. In this Board Certificate “including” means: including, without limitation.

CERTIFY AND UNDERTAKE, upon due and careful consideration and after having made all necessary enquiries:

1	Authenticity

(a)	Each copy of a document (including each Corporate Resolution and the Shareholders Register) and each form of document (including the Deed of Issue, the Description, the Auditor’s Certificate, the Deed of Conversion and the Merger Agreement) delivered to De Brauw as an attachment to the e-mail to which an executed copy of this Board Certificate was attached, is a correct and complete copy of the original;

(b)	each such original remains in full force and effect without modification;

(c)	the information in the Shareholders Register is true, accurate, complete and up to date; and

(d)	we are not aware of any fact or circumstance which we understand or suspect has or may have any impact on the correctness of the Opinion and which has not been disclosed to De Brauw in writing.

2	Trade Register information

(a)	All information regarding the Issuer (including its articles of association) registered or on file with the Dutch Trade Register is true, accurate, complete and up to date; and

(b)	we will ensure that no changes will be made to that information prior to completion of the distribution of the Shares [except that the Issuer will file the Deed of Conversion prior to the distribution of the Shares and [•]].

3	Solvency

(a)	The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors; and

(b)	we are not aware of any fact or circumstance (including (i) any claim, litigation, arbitration or administrative or regulatory proceedings (in each case whether actual or threatened), and (ii) any fact or circumstance related to the financial condition, performance, business or prospects of the Issuer) which could lead to the Issuer becoming subject to any proceedings or laws as referred to in paragraph 3(a) above.

4 Corporate Resolutions

(a)	We are not aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which has the effect or could have the effect that any Corporate Resolution is not or ceases to be in full force and effect without modification;

(b)	we believe that each Corporate Resolution is reasonable and fair and we are not aware of any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary; and

(c)	we will ensure that no Corporate Resolution will be amended or revoked.

RELIANCE:

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

IN EVIDENCE WHEREOF:

this certificate was signed in the manner set out below.

(signature page to follow)

By:

Name: Michiel Herkemij
Date:

Name: Jan Bennink
Date: